Primerica Reports Third Quarter 2026 Results Led By Record Investment Sales, Up 19% Year Over Year, $140 Billion in Client Asset Values and $969 Billion of Term Life Insurance Face Amount In-Force

Key Financial Results

•
Total revenues of $902 million increased 7% compared to the third quarter of 2025
•
Net income of $209 million increased 1% year over year (YoY); net earnings per diluted share (EPS) of $6.76 increased 6% YoY, including a pre-tax remeasurement gain of $12 million versus a $23 million pre-tax remeasurement gain in the prior year period
•
Adjusted net operating income of $209 million increased 2% YoY; diluted adjusted operating EPS of $6.77 increased 7% YoY
•
Return on stockholders' equity (ROE) was 31.3%; adjusted net operating income return on adjusted stockholders' equity (ROAE) was 33.9%

Key Business Results

Term Life Insurance

•
Life-licensed sales force totaled 147,058 representatives at quarter end
•
Net premiums were consistent, while adjusted direct premiums increased 3% YoY
•
Issued Term Life face amount decreased 5% YoY to $25.7 billion

Investment and Savings Products (ISP)

•
ISP sales increased 19% YoY to $4.4 billion
•
Client asset values ended the quarter at $140 billion, up 10% YoY
•
Net inflows totaled $407 million during the quarter

Capital Management

•
Returned $159 million to stockholders during the quarter, including $122 million of share repurchases and $37 million of dividends paid
•
The Board of Directors approved a dividend of $1.20 per share payable on December 14, 2026 to stockholders of record on November 20, 2026
•
Primerica Life Insurance Company's estimated statutory risk-based capital ratio was approximately 445% as of September 30, 2026

Duluth, GA, Nov. 4, 2026 – Primerica, Inc. (NYSE: PRI) reported financial results for the quarter ended September 30, 2026. The Company's financial results reflected continued momentum in its investment business, driven by strong client demand and expanded product offerings, while favorable equity market performance over the last year contributed to client asset value growth. The Term Life business continued to generate stable earnings and predictable cash flow, reflecting the Company’s large in-force block of term life insurance policies. Results included the impact of the annual actuarial assumption changes that are recognized in the third quarter.

"In the third quarter, Primerica’s financial performance underscored the consistency of our business fundamentals, driven by our unique operating model that is purpose-built to help middle-income families achieve financial security," said Glenn Williams, Chief Executive Officer. "Stable earnings in our Term Life segment and record investment sales continue to drive earnings momentum. These results reflect the dedication of our independent sales force and their commitment to helping families build a more secure future."

Third Quarter Distribution & Segment Results

Distribution Results
	Q3 2026	Q3 2025	% Change
Life-Licensed Sales Force (1)	147,058	152,200	(3)%
Recruits	90,818	101,156	(10)%
New Life-Licensed Representatives	10,722	12,482	(14)%
Life Productivity (2)	0.17	0.17	*
Issued Term Life Face Amount ($ billions) (3)	$25.7	$27.1	(5)%
Life Insurance Policies Issued	73,813	79,379	(7)%
Client Asset Values ($ billions) (1)	$139.6	$126.8	10%
ISP Product Sales ($ billions)	$4.4	$3.7	19%
Closed U.S. Mortgage Volume ($ million brokered)	$142.6	$143.4	(1)%

(1)
At period end
(2)
Life productivity equals the average monthly policies issued divided by the average number of life insurance licensed representatives.
(3)
Includes face amount on issued term life policies, additional riders added to existing policies and face increases under increasing benefit riders.

* Not calculated or less than 1%

Segment Results
	Q3 2026	Q3 2025	% Change
	($ in thousands)
Adjusted Operating Revenues:
Term Life Insurance	$461,567	$463,301	*
Investment and Savings Products	378,026	318,788	19%
Corporate and Other Distributed Products (1)	62,230	56,790	10%
Total adjusted operating revenues (1)	$901,823	$838,879	8%

Adjusted Operating Income (Loss) before income taxes:
Term Life Insurance	$152,693	$172,685	(12)%
Investment and Savings Products	114,054	94,222	21%
Corporate and Other Distributed Products (1)	5,334	3,799	41%
Total adjusted operating income before income taxes (1)	$272,081	$270,706	1%

(1)
See the Non-GAAP Financial Measures section and the Adjusted Operating Results reconciliation tables at the end of this release for additional information.

* Not calculated or less than 1%

Earnings Webcast Information

Primerica will hold a webcast on Thursday, November 5, 2026, at 10:00 a.m. (ET), to discuss the quarter’s results. To access the webcast, go to https://investors.primerica.com at least 15 minutes prior to the event to register, download and install any necessary software. A replay of the call will be available for approximately 30 days. This release and a detailed financial supplement will be posted on Primerica’s website.

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles (GAAP), the Company presents certain non-GAAP financial measures. Specifically, the Company presents adjusted direct premiums, other ceded premiums, adjusted operating revenues, adjusted operating income before income taxes, adjusted net operating income, diluted adjusted operating earnings per share and adjusted stockholders' equity.

Adjusted direct premiums and other ceded premiums are net of amounts ceded under coinsurance transactions that were executed concurrent with our initial public offering (the IPO coinsurance transactions) for all periods presented. We exclude amounts ceded under the IPO coinsurance transactions in measuring adjusted direct premiums and other ceded premiums to present meaningful comparisons of the actual premiums economically maintained by the Company. Amounts ceded under the IPO coinsurance transactions will continue to decline over time as policies terminate within this block of business.

Adjusted operating revenues, adjusted operating income before income taxes, adjusted net operating income and diluted adjusted operating earnings per share exclude the impact of investment gains (losses), including credit impairments, and fair value mark-to-market (MTM) investment adjustments for all periods presented. We exclude investment gains (losses), including credit impairments, and MTM investment adjustments in measuring these non-GAAP financial measures to eliminate period-over-period fluctuations that may obscure comparisons of operating results due to items such as the timing of recognizing gains (losses) and market pricing variations prior to an invested asset’s maturity or sale that are not directly associated with the Company’s insurance operations.

Adjusted stockholders’ equity excludes the impact of net unrealized investment gains (losses) recorded in accumulated other comprehensive income (loss) for all periods presented. We exclude unrealized investment gains (losses) in measuring adjusted stockholders’ equity as unrealized gains (losses) from the Company’s available-for-sale securities are largely caused by market movements in interest rates and credit spreads that do not necessarily correlate with the cash flows we will ultimately realize when an available-for-sale security matures or is sold. Adjusted stockholders’ equity also excludes the difference in future policy benefits calculated using the current discount rate and future policy benefits calculated using the locked-in discount rate at contract issuance recognized in accumulated other comprehensive income (loss). We exclude the impact from the difference in the discount rate in measuring adjusted stockholders' equity as such difference is caused by market movements in interest rates that are not permanent and may not align with the cash flows we will ultimately incur when policy benefits are settled.

Our definitions of these non-GAAP financial measures may differ from the definitions of similar measures used by other companies. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the Company’s performance. Furthermore, management believes that these non-GAAP financial measures may provide users with additional meaningful comparisons between current results and results of prior periods as they are expected to be reflective of the core ongoing business. These measures have limitations and users should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. Reconciliations of GAAP to non-GAAP financial measures are attached to this release.

Forward-Looking Statements

Except for historical information contained in this press release, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements contain known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from anticipated or projected results. Those risks and uncertainties include, among others, our failure to continue to attract and license new recruits, retain independent sales representatives or license or maintain the licensing of independent sales representatives; laws or regulations that could apply to our distribution model, which could require us to modify our distribution structure; changes to the independent contractor status of sales representatives; our or independent sales representatives’ violation of or non-compliance with laws and regulations; litigation and regulatory investigations and actions concerning us or independent sales representatives; differences between our actual experience and our expectations regarding mortality, reinsurance, persistency, or disability as reflected in the pricing for our insurance policies; changes in federal, state and provincial legislation or regulation that affects our insurance, investment product and mortgage businesses; our failure to meet regulatory capital ratios or other minimum capital and surplus requirements; a significant downgrade by a ratings organization; the failure of our reinsurers or reserve financing counterparties to perform their obligations; the failure of our investment products to remain competitive with other investment options or the loss of our relationship with one or more of the companies whose investment products we provide; heightened standards of conduct or more stringent licensing requirements for independent sales representatives; inadequate policies and procedures regarding suitability review of client transactions; revocation of our subsidiary’s status as a non-bank custodian; a significant change to or disruption in the mortgage lenders’ mortgage businesses or an inability of the mortgage lenders to satisfy their contractual obligations to us; changes in prevailing mortgage interest rates or U.S. monetary policies that affect mortgage interest rates; economic downcycles that impact our business, financial condition and results of operations; major public health pandemics, epidemics or outbreaks or other catastrophic events; the failure of our or a third-party partner’s information technology systems, breach of our information security, failure of our business continuity plan or the loss of the Internet; any failure to protect the confidentiality of client information; the current legislative and regulatory climate with regard to privacy and cybersecurity; cyber-attack(s), security breaches; the development and use of artificial intelligence; the efficiency and success of business initiatives taken to enhance our technology, products and services; the effects of credit deterioration and interest rate fluctuations on our invested asset portfolio and other assets; incorrectly valuing our investments; changes in accounting standards may impact how we record and report our financial condition and results of operations; the inability of our subsidiaries to pay dividends or make distributions; laws and regulations in the U.S. and Canada, executive branch actions, orders and policies, judicial rulings and decisions by public officials impacting our business; the legislative and regulatory environment regarding climate change; litigation and regulatory investigations and actions; a significant change in the competitive environment in which we operate; the loss of key personnel or sales force leaders; inability to effectively execute our corporate strategy; and fluctuations in the market price of our common stock or Canadian currency exchange rates. These and other risks and uncertainties affecting us are more fully described in our filings with the Securities and Exchange Commission, which are available in the "Investor Relations" section of our website at https://investors.primerica.com. Primerica assumes no duty to update its forward-looking statements as of any future date.

About Primerica, Inc.

Primerica, Inc. is a leading diversified financial services distribution company serving middle-income households in the United States and Canada. Our licensed representatives educate families on how to prepare for a more secure financial future and help them achieve their financial goals with our term life insurance and third-party mutual funds, managed accounts, annuities, loans and other financial products. We insured over 5.5 million lives and had approximately 3.1 million client investment accounts as of December 31, 2025. Through our life insurance subsidiaries in North America, in 2025 Primerica was the #3 issuer of term life insurance, which we largely reinsure. Primerica stock is included in the S&P MidCap 400 and the Russell 1000 stock indices and is traded on The New York Stock Exchange under the symbol “PRI”. We are headquartered in Duluth, Georgia.

Investor Contact:

Nicole Russell

470-564-6663
Email: Nicole.Russell@Primerica.com

Media Contact:

Susan Chana

404-229-8302

Email: Susan.Chana@Primerica.com

PRIMERICA, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

	(Unaudited)
	September 30, 2026	December 31, 2025
	(In thousands)
Assets
Investments:
Fixed-maturity securities available-for-sale, at fair value	$3,281,333	$3,265,246
Fixed-maturity security held-to-maturity, at amortized cost	1,018,380	1,175,380
Equity securities, at fair value	28,770	26,433
Trading securities, at fair value	32,153	12,801
Policy loans and other invested assets	96,560	56,233
Total investments	4,457,196	4,536,093
Cash and cash equivalents	782,723	756,227
Accrued investment income	34,599	30,122
Reinsurance recoverables	2,287,256	2,564,952
Deferred policy acquisition costs, net	4,032,097	3,915,998
Agent balances, due premiums and other receivables	304,446	275,171
Intangible asset	45,275	45,275
Income taxes	139,269	177,302
Operating lease right-of-use assets	38,689	41,900
Other assets	254,037	387,776
Separate account assets	2,103,941	2,281,520
Total assets	$14,479,528	$15,012,336
Liabilities and stockholders' equity
Liabilities:
Future policy benefits	$6,286,925	$6,818,179
Unearned and advance premiums	15,720	15,521
Policy claims and other benefits payable	475,846	495,356
Other policyholders' funds	343,618	356,427
Note payable	595,917	595,315
Surplus note	1,018,167	1,175,119
Income taxes	64,913	147,960
Operating lease liabilities	45,574	49,565
Other liabilities	622,128	546,596
Payable under securities lending	80,185	84,876
Separate account liabilities	2,103,941	2,281,520
Total liabilities	11,652,934	12,566,434

Stockholders' equity:
Common stock	305	318
Retained earnings	2,527,210	2,416,149
Accumulated other comprehensive income (loss), net of income tax:
Effect of change in discount rate assumptions on the liability for future policy benefits	550,437	134,594
Unrealized foreign currency translation gains (losses)	(31,065)	(15,836)
Net unrealized gains (losses) on available-for-sale securities	(220,293)	(89,323)
Total stockholders' equity	2,826,594	2,445,902
Total liabilities and stockholders' equity	$14,479,528	$15,012,336

PRIMERICA, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Unaudited)

	Three months ended September 30,
	2026	2025
	(In thousands, except per-share amounts)
Revenues:
Direct premiums	$876,839	$868,651
Ceded premiums	(423,209)	(414,104)
Net premiums	453,630	454,547
Commissions and fees	386,717	325,490
Net investment income	45,740	42,431
Investment gains (losses)	(169)	652
Other, net	15,736	16,732
Total revenues	901,654	839,852

Benefits and expenses:
Benefits and claims	167,452	172,152
Future policy benefits remeasurement (gain) loss	(11,833)	(23,114)
Amortization of deferred policy acquisition costs	86,592	81,498
Sales commissions	210,916	174,688
Insurance expenses	70,357	64,131
Insurance commissions	6,070	5,499
Interest expense	5,750	5,985
Other operating expenses	94,438	87,334
Total benefits and expenses	629,742	568,173
Income before income taxes	271,912	271,679
Income taxes	62,785	64,886
Net income	$209,127	$206,793

Earnings per share:
Basic earnings per share	$6.77	$6.36
Diluted earnings per share	$6.76	$6.35

Weighted-average shares used in computing earnings per share:
Basic	30,775	32,404
Diluted	30,820	32,451

PRIMERICA, INC. AND SUBSIDIARIES
Consolidated Adjusted Operating Results Reconciliation
(Unaudited)

	Three months ended September 30,
	2026	2025	% Change
	(In thousands, except per-share amounts)
Total revenues	$901,654	$839,852	7%
Less: Investment (losses) gains	(169)	652
Less: 10% deposit asset MTM included in NII	-	321
Adjusted operating revenues	$901,823	$838,879	8%

Income before income taxes	$271,912	$271,679	*
Less: Investment (losses) gains	(169)	652
Less: 10% deposit asset MTM included in NII	-	321
Adjusted operating income before income taxes	$272,081	$270,706	*

Net Income	$209,127	$206,793	1%
Less: Investment (losses) gains	(169)	652
Less: 10% deposit asset MTM included in NII	-	321
Less: Tax impact of preceding items	39	(232)
Adjusted net operating income	$209,257	$206,052	2%

Diluted earnings per share	$6.76	$6.35	6%
Less: Net after-tax impact of operating adjustments	(0.01)	0.02
Diluted adjusted operating earnings per share	$6.77	$6.33	7%

* Not calculated or less than 1%

TERM LIFE INSURANCE SEGMENT
Adjusted Premiums Reconciliation
(Unaudited)

	Three months ended September 30,
	2026	2025	% Change
	(In thousands)
Direct premiums	$872,573	$864,047	*
Less: Premiums ceded to IPO coinsurers	173,221	185,392
Adjusted direct premiums	699,352	678,655	3%

Ceded premiums	(422,072)	(412,935)
Less: Premiums ceded to IPO coinsurers	(173,221)	(185,392)
Other ceded premiums	(248,851)	(227,543)
Net premiums	$450,501	$451,112	*

* Not calculated or less than 1%

CORPORATE AND OTHER DISTRIBUTED PRODUCTS SEGMENT
Adjusted Operating Results Reconciliation
(Unaudited)

	Three months ended September 30,
	2026	2025	% Change
	(In thousands)
Total revenues	$62,061	$57,763	7%
Less: Investment gains (losses)	(169)	652
Less: 10% deposit asset MTM included in NII	-	321
Adjusted operating revenues	$62,230	$56,790	10%

Income (loss) before income taxes	$5,165	$4,772	*
Less: Investment gains (losses)	(169)	652
Less: 10% deposit asset MTM included in NII	-	321
Adjusted operating income (loss) before income taxes	$5,334	$3,799	41%

* Not calculated or less than 1%

PRIMERICA, INC. AND SUBSIDIARIES
Adjusted Stockholders' Equity Reconciliation
(Unaudited)

	September 30, 2026	December 31, 2025	% Change
	(In thousands)
Stockholders' equity	$2,826,594	$2,445,902	16%
Less: Net unrealized gains (losses)	(220,293)	(89,323)
Less: Effect of change in discount rate assumptions on the liability for future policy benefits	550,437	134,594
Adjusted stockholders' equity	$2,496,450	$2,400,631	4%